Registrant incorporates by reference Registrant's Proxy Statement dated June 10, 2003 filed on June 6, 2003 (Accession No. 0000927016-03-
002898).

Registrant incorporates by reference the Registrant's Semiannual Report dated June 30, 2003, filed on August 22, 2003 (Accession No.
0000088053-03-000749) which details the matters proposed to shareholders and the shareholder votes cast.